UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 09, 2007

Commission File Number    333-89208

2-TRACK GLOBAL, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	41-2036671
(State of other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

35 Argo House Kilburn Park Road London, UK	NW6 5LF
(Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number:	011-44-20-7644-0472 (Registrant's telephone number, including area code)

Copies to:
Roger Linn, Esq.
WEINTRAUB GENSHLEA CHEDIAK SPROUL
400 Capitol Mall, 11th Floor
Sacramento, CA 95814

(916) 558-6064
(916) 446-1611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM: 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On May 9, 2007 the Company completed a sale, of 2,571,900 shares of its common stock for purchase price of $180,033. The share price received from various parties is $.07 per share. The Company negotiated the purchase price with all of those investors, based upon the market price of the securities at the time of the negotiation and with an appropriate discount for the restrictions on resale. Its common stock was issued to sophisticated, accredited foreign investors or foreign corporations in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. Each had access to financial information available in public markets and was given the opportunity to review the Company's books, records and other information that they requested. The Company will use a substantial portion of the funds for operation purposes.

As noted in previous filings, from time to time, the Company issues shares to various companies and persons that provide products, and services to the Company including strategic partners, suppliers, distributors, independent contractors and employees, fund raising finders fees and professional advisors. The Company anticipates that it will continue this practice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

2-Track Global, Inc.

/s/Mike Jung                  Chief Executive Officer
Mike Jung                       May 10, 2007

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